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                                                                    EXHIBIT 23.2


                           Schvaneveldt and Company
                          Certified Public Accountant
                        275 E. South Temple, Suite 300
                          Salt Lake City, Utah 84111
                                (801) 521-2392

Darrell T. Schvaneveldt, C.P.A.


                              September 29, 1998


U.S. Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

     Re: Consent to be named in the F-2 Registration Statement of Veronex Technologies, Inc.

Ladies and Gentlemen:

     I hereby consent to the use of my report for the year ended February 28, 1998, dated July 14, 1998, and for the period ended May 31, 1998, dated August 10, 1998, in the above-referenced Registration Statement. I also consent to the use of our name as an expert in such Registration Statement.

                             DARRELL SCHVANEVELDT